UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2022

Sunlight Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39739	85-2599566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Tryon Street, Suite 1000, Charlotte, NC 28246
(Address of principal executive offices including zip code)

(888) 315-0822
(Registrant’s telephone number, including area code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SUNL	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SUNL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

Bank Partner Agreements with Cross River Bank

Sunlight Financial LLC (“Sunlight”), a wholly owned subsidiary of Sunlight Financial Holdings Inc. (the “Company”), previously entered into the following agreements with Cross River Bank (as amended, the “Existing Bank Partner Agreements”):

•	a First Amended and Restated Loan Program Agreement dated as of February 12, 2018 (as amended, the “Existing Solar Loan Program Agreement”)
•	an Amended and Restated Loan Sale Agreement dated as of February 12, 2018 (as amended, the “Existing Solar Loan Sale Agreement”)
•	a Home Improvement Loan Program Agreement dated as of January 29, 2019 (as amended, the “Existing HI Program Agreement”)
•	a Loan Sale Agreement dated as of November 19, 2020 (as amended, the “Existing HI Loan Sale Agreement”).

On December 7, 2022, the Company and the Bank Partner entered into a Fifteenth Amendment to the Existing Solar Loan Program Agreement and the Ninth Amendment to the Existing HI Program Agreement (collectively, the “Bank Partner Amendments”). As amended by the Bank Partner Amendments, the Existing Bank Partner Agreements are the “Bank Partner Agreements”. The Bank Partner Amendments provide, among other things, for:

•	an increased cap on the total loans held by the Bank Partner at any time of $450 million (up from $210 million);
•	the Bank Partner’s continued commitment to timely fund any credit approved loan;
•	a revised tiered fee structure;
•	a revised distribution of payments in respect to each Bank Partner loan;
•	the establishment of a deposit account that requires Sunlight to deposit as collateral an amount equal to 50% of the cost basis of any loan that is more than 60 days’ past due, with a minimum required collateral balance of $1,000,000;
•	a requirement that Sunlight pay the actual fees and expenses relating to the servicing of any loans, including for any filings in connection with any security interests, except with respect to retained loans;
•	an agreement that Sunlight retains interest from loans while held on Bank Partner balance sheet;
•	a requirement that the Company provide a parent guarantee of Sunlight’s obligations and liabilities under the Bank Partner Agreements; and
•	corresponding changes to “Purchase Trigger Exception Loans” to reflect, proportionately, the increase in the total loan cap.

In connection with entering into the Bank Partner Amendments, the Bank Partner also agreed to an omnibus waiver of certain potential breaches and defaults under the Existing Bank Partner Agreements by Sunlight through January 31, 2023, including any required compliance with any applicable loan cap under the Bank Partner Agreements (the “Bank Partner Waiver”).

The Company will seek to sell a portion of the loans that the Bank Partner currently holds by January 31, 2023 to facilitate the Company’s compliance with the revised $450 million total loan cap under the Bank Partner Agreements. As further discussed under Item 8.01, the Company expects to incur losses as a result of the sale of these loans, which could be significant.

The foregoing descriptions in this Item 1.01 are qualified in their entirety by reference to the full text of the Fifteenth Amendment to the Existing Solar Loan Program Agreement, the Ninth Amendment to the Existing HI Program Agreement, and the Bank Partner Waiver which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, attached hereto, and the terms of which are incorporated herein by reference.

Item 8.01 Other Events.

In its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, the Company reported an unrestricted cash balance of $70.6 million at September 30, 2022.  At that time, the Company reported that it believed that it could continue to generate cash flow from its operations which, together with funds available under its credit facility and cash on hand, would be sufficient to meet its liquidity needs during the next 12 months from the date of the Quarterly Report on Form 10-Q.  The Company cautioned that, given the current economic environment this could change in the future.  Since the filing of its Form 10-Q, the market for sales of its Indirect Channel Loans (defined below) has continued to deteriorate. As a result, the Company now expects to experience greater than anticipated losses when the Backbook Loans (as defined below) are sold, which will result in a greater use of cash, materially lower cash balance and less available liquidity than previously anticipated (after taking into account payment of other liabilities on the Company’s balance sheet including the funding commitments).

Ongoing Strategic Alternatives Process

As previously announced on November 14, 2022, the Company, with the assistance of its advisors and under the supervision of an Independent Committee of the Board of Directors of the Company, continues to review strategic alternatives and explore available options for the Company, including selling the Company, raising additional capital to finance its operations and/or implementing cost saving measures to preserve cash. Sunlight has received interest from parties both in investing in the Company and in acquiring the Company. While there is no certainty that the Company will complete a transaction, Sunlight currently believes the strategic alternatives process will be concluded in the first quarter of 2023.

Impact of Sales of Certain Funded Indirect Channel Loans

The Bank Partner originates solar and home improvement loans on its balance sheet through Sunlight’s proprietary technology platform, Orange® (“Indirect Channel Loans”), that it holds on its balance sheet until directed by the Company in the ordinary course of its business to sell them to investors, including credit funds, insurance companies and pension funds. While the Bank Partner is the owner of the loans, Sunlight retains economic exposure to them until they are sold. The Company profits when the price that investors pay for the Indirect Channel Loans exceeds the Bank Partner’s cost basis in the loans and incurs a loss when the price that investors pay for the Indirect Channel Loans is less than the Bank Partner’s cost basis in the loans.

The Bank Partner currently holds, pursuant to the Bank Partner Agreements, a portfolio of funded but unsold loans, a significant portion of which were credit approved prior to certain pricing actions that the Company took in the third and fourth quarters (such loans, “Backbook Loans”).  Sunlight plans to sell a material portion of the Backbook Loans in December 2022 to comply with the Bank Partner Agreements and other similar agreements with capital providers. Losses associated with the sale of Backbook Loans are recorded by the Company as negative platform fees. As a result of the anticipated sale of a portion of the Backbook Loans in December, the Company expects that total platform fees in the fourth quarter will be in a range of $0 to $5 million as compared to approximately $31 million reported for the quarter ended September 30, 2022.  After giving effect to the planned loan sales in December, the Company expects the aggregate principal amount of loans held by the Bank Partner pursuant to the Bank Partner Agreements will be $350 million to $400 million, of which $275 million to $300 million will be Backbook Loans. The Company expects to sell the remaining Backbook Loans in the first and second quarters of 2023 which may result in additional losses and negative platform fees.

The Company is actively working to minimize the negative impact of sales of the Backbook Loans on the Company’s platform fee revenue, its cash balance and liquidity. However, losses of platform fee revenue in the fourth quarter of 2022 resulting from the December sale of the Backbook Loans will significantly reduce the Company’s cash balance and may result in materially less available liquidity through the first half of 2023.

The additional impact of sales of the remaining $275 million to $300 million of Backbook Loans in the first half of 2023 on the Company’s platform fee revenue and its cash balance and liquidity will depend on many factors (including prevailing market prices for Indirect Channel Loans at the time of the sales) and which could be mitigated by the results of the strategic alternatives process.

Possible Material Repurchase of Loans from an Indirect Capital Provider

Sunlight is currently a party to an agreement with a third party capital provider that requires Sunlight to repurchase loans from that capital provider under certain circumstances. Based on the contractual requirements of the agreement, approximately $19 million of loans are subject to possible repurchases by Sunlight. The Company is currently negotiating with this party to minimize the impact of this possible repurchase through a waiver of, or other relief from, these requirements.

Revolving Credit Facility Covenants

Sunlight is a party to the Loan and Security Agreement, dated as of April 26, 2021 (the “Loan and Security Agreement”), with a revolving credit lender (the “Lender”) that requires Sunlight to maintain minimum liquidity and EBITDA levels on a quarterly basis. As a result of the expected platform fee losses in the fourth quarter of 2022 described above, Sunlight likely will not meet the EBITDA requirements as of December 31, 2022 (which is measured by the Lender on January 31, 2023). Additionally, breaches of other significant agreements, including the Bank Partner Agreements, could also potentially trigger a cross default under the Loan and Security Agreement. As of the date of this report, Sunlight has borrowed approximately $20.6 million of the permitted $25.1 million aggregate permitted borrowings under the Loan and Security Agreement, which matures in April 2023. The Company is currently in discussions with the Lender regarding waiving the minimum quarterly EBITDA requirement as well as extending the maturity of the revolving credit facility.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTORS SUMMARY

This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs, and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “expect,” “endeavor,” “seek,” “anticipate,” “outlook,” “intend,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions; discuss future expectations; describe future plans and strategies; contain projections of results of operations, cash flows, or financial condition; or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently limited. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties, and other factors that may cause our actual results in future periods to differ materially from forecasted results.

Our ability to implement our business strategy is subject to numerous risks described below as well as the risks fully described under Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022:

•	Sunlight is currently considering a range of strategic alternatives including selling the Company, raising additional capital to finance its operations and/or the enactment of cost saving measures to preserve cash; the failure to consummate a suitable strategic alternative could have a material adverse impact on Sunlight’s securities prices, business, financial condition, cash balances, liquidity and results of operations.
•	Sunlight has incurred net losses in the past, and Sunlight may be unable to sustain profitability in the future.
•	Worsening economic conditions from a rising rate of inflation, rapidly changing interest rates or other potential causes of economic distress could materially and adversely impacting Sunlight’s business, cash flows and liquidity, financial condition and results of operations including raising Sunlight’s cost of capital and/or reduce or eliminate the ability of Sunlight’s direct or indirect capital providers to continue funding loan volume at historical levels.
•	If Sunlight fails to manage its operations, cash balances and liquidity effectively, Sunlight may be unable to execute its business plan, maintain high levels of customer service and support or adequately address competitive challenges.
•	If Sunlight is unable to facilitate the sale of loans held on its Bank Partner’s balance sheet to comply with the current Bank Partner Agreements, Sunlight will need to pursue an additional waiver or amendment with the Bank Partner. In the event that the Bank Partner is unwilling to grant another waiver or amendment, Sunlight may be required to purchase all or a portion of these loans (for which it will require capital from another bank or source of liquidity) and/or may be unable to fund future Indirect Channel Loans. The failure to obtain another waiver or amendment or to find another capital provider to replace the Bank Partner to buy any loans that the Company may be required to purchase from the Bank Partner could have a material adverse impact on Sunlight’s securities prices, business, financial condition, cash balances, liquidity and results of operations.

•	Failure to obtain a waiver under, or to amend or extend the Loan and Security Agreement, could have a material adverse effect on Sunlight’s results of operations, financial condition, cash balances, liquidity and results of operations.
•	Various factors may negatively affect installers of solar systems or the demand for solar systems, which could have an adverse impact on Sunlight’s business, results of operations, financial condition, cash flow and liquidity.
•	Sunlight may in the future expand to new industry verticals outside of the U.S. solar system and home improvement industries, and failure to comply with applicable regulations, accurately predict demand or growth, or build a process valued in those new industries could have an adverse effect on Sunlight’s business.
•	To the extent that Sunlight seeks to grow or strengthen its business and competitive position through future acquisitions, or other strategic investments, transactions or alliances, Sunlight may not be able to do so effectively.
•	The reduction, modification or elimination of government incentives could cause Sunlight’s revenue to decline and harm its financial results.
•	Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our loan products and services.
•	The industries that Sunlight operates in are highly competitive and are likely to become more competitive. Additionally, if new entrants join these markets who have ready access to cheaper capital, competing successfully would become more difficult for Sunlight. Sunlight’s inability to compete successfully or maintain or improve Sunlight’s market share and margins could adversely affect its business.
•	Disruptions in the operation of Sunlight’s computer systems and those of its critical third-party service providers and capital providers could have an adverse effect on Sunlight’s business.
•	Sunlight’s growth is dependent on its contractor network and in turn the quality of the products and services they provide to their customers, and Sunlight’s failure to retain or replace existing contractors, to grow its contractor network or the number of Sunlight loans offered through its existing network, or increases in loan delinquencies due to any deficiencies in Sunlight’s contractor underwriting practices, could adversely impact Sunlight’s business.
•	Sunlight’s capital advance program exposes it to potential losses in the event that a contractor fails to fully perform under its agreements with Sunlight or becomes insolvent prior to completion of the underlying installation or construction, which losses could have an adverse impact on Sunlight’s business, results of operations and financial condition.
•	If contractors fail to fulfill their obligations to consumers or fail to comply with applicable law, Sunlight may incur remediation costs.
•	Sunlight’s revenue is impacted, to a significant extent, by the general economy, including supply chain disruptions, and the financial performance of its capital providers and contractors.
•	Sunlight’s results of operations could be adversely affected by economic and political conditions globally and the effects of these conditions on our clients’ businesses and levels of business activity.
•	Sunlight has never paid cash dividends on its capital stock, and does not anticipate paying dividends in the foreseeable future.
•	Sunlight cannot guarantee that it will repurchase its common stock pursuant to Sunlight’s share repurchase program or that Sunlight’s share repurchase program will enhance long-term shareholder value. Share repurchases could also increase the volatility of the price of Sunlight’s common stock and could diminish Sunlight’s cash reserves.
•	If assumptions or estimates Sunlight uses in preparing its financial statements are incorrect or are required to change, Sunlight’s reported results of operations, liquidity and financial condition may be adversely affected.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Fifteenth Amendment to the First Amended and Restated Loan Program Agreement, dated as of December 1, 2022, by and between Cross River Bank and Sunlight Financial LLC.
10.2	Ninth Amendment to the Home Improvement Loan Program Agreement, dated as of December 1, 2022, by and between Cross River Bank and Sunlight Financial LLC.
10.3	Omnibus Waiver of First Amended and Restated Loan Program Agreement, Amended and Restated Loan Sale Agreement, Home Improvement Loan Program Agreement, and Loan Sale Agreement, dated as of December 1, 2022, by and between Cross River Bank and Sunlight Financial LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Matthew Potere
Matthew Potere
Chief Executive Officer
(Principal Executive Officer)

Date: December 13, 2022